EXHIBIT 99.1
INTERACTIVE BROKERS GROUP ANNOUNCES 2Q2017 RESULTS

— — —

REPORTS COMPREHENSIVE EARNINGS PER SHARE OF $0.41,
INCOME BEFORE TAXES OF $204 MILLION ON $387 MILLION IN NET REVENUES,
AND EARNINGS PER SHARE ON NET INCOME OF $0.32.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, July 18, 2017 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic broker and market maker, today reported diluted earnings per share on a comprehensive basis of $0.41 for the quarter ended June 30, 2017, compared to diluted earnings per share on a comprehensive basis of $0.36 for the same period in 2016.

Excluding other comprehensive income, the Company reported diluted earnings per share of $0.32 for the quarter ended June 30, 2017, compared to diluted earnings per share of $0.40 for the same period in 2016.

Net revenues were $387 million and income before income taxes was $204 million this quarter, compared to net revenues of $369 million and income before income taxes of $213 million for the same period in 2016.

The results for the quarter were positively impacted by strong growth in net interest income, which increased $29 million, or 23%, and higher commissions, which increased $8 million, or 5% from the year-ago quarter. Trading gains decreased 62% from the year-ago quarter on lower market making trading volumes, as we wind down our options market making business, and decreases in volatility and in the actual-to-implied volatility ratio.

In addition, the results for the quarter include a $66 million gain on our currency diversification strategy, compared to a $2 million loss in the same period in 2016; a $3 million net mark-to-market loss on our U.S. government securities portfolio compared to a $14 million net mark-to-market gain in the same period in 2016; and approximately $22 million in one-time exit costs related to the wind-down of our options market making business, primarily consisting of the write-down of exchange trading rights.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on September 14, 2017 to shareholders of record as of September 1, 2017.

Business Highlights

•	53% pretax profit margin for this quarter, down from 58% in the year-ago quarter.
•	59% Electronic Brokerage pretax profit margin for this quarter, down from 62% in the year-ago quarter.
•	Customer equity grew 42% from the year-ago quarter to $104.8 billion and customer debits increased 51% to $22.7 billion.
•	Customer accounts increased 20% from the year-ago quarter to 428 thousand.
•	Total DARTs increased 3% from the year-ago quarter to 669 thousand.
•	Brokerage segment equity was $4.5 billion. Total equity was $6.2 billion.

Segment Overview

Electronic Brokerage
Electronic brokerage segment income before income taxes increased 4%, to $198 million in the quarter ended June 30, 2017, compared to the same period last year. Net revenues increased 8% to $334 million on higher net interest income and commissions revenue, partially offset by a net mark-to-market loss on our U.S. government securities portfolio.

Net interest income increased 25% as average customer credit and margin balances and benchmark interest rates increased from the year-ago quarter. Commissions revenue increased 5% from the year-ago quarter on higher customer volumes in options and stocks, which increased 12% and 55%, respectively, from the year-ago quarter. Other income decreased 33% over the year-ago quarter, driven by a non-recurrence of net mark-to-market gains on investments in U.S. government securities in the year-ago quarter. Pretax profit margin was 59% for the quarter ended June 30, 2017, down from 62% in the same period last year.

Customer accounts grew 20% to 428 thousand and customer equity increased 42% from the year-ago quarter to $104.8 billion. Total DARTs1 for cleared and execution-only customers increased 3% to 669 thousand from the year-ago quarter. Cleared DARTs were 621 thousand, 4% higher than in the same period last year.

Market Making
Market making segment income before income taxes decreased to a loss of $24 million in the quarter ended June 30, 2017, due to lower trading volumes, as we wind down our options market making business, and decreases in volatility and in the actual-to-implied volatility ratio. In addition, the results for the quarter include approximately $22 million in one-time exit costs, primarily consisting of the write-down of exchange trading rights, in line with previously disclosed estimates.

Effects of Foreign Currency Diversification
In connection with our currency diversification strategy, we have determined to base our net worth in GLOBALs, a basket of 14 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $66 million, as the U.S. dollar value of the GLOBAL increased by approximately 1.06%. The effects of the currency diversification strategy are reported as components of (1) Other Income in the corporate segment and (2) Other Comprehensive Income (“OCI”).

1 Daily average revenue trades (DARTs) are based on customer orders.

Conference Call Information:
Interactive Brokers Group will hold a conference call with investors today, July 18, 2017, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 120 markets in numerous countries and currencies from a single IB Universal Account℠ to customers worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our customers with a uniquely sophisticated platform to manage their investment portfolios at the lowest cost according to Barron’s Best Online Brokers review, March 20, 2017. We strive to provide our customers with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low prices, positioning them to achieve superior returns on investments.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-913-1369.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)
					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2014	64,530		206,759		18,055		289,344		1,155
2015	65,937	2%	242,846	17%	18,769	4%	327,553	13%	1,305
2016	64,038	-3%	259,932	7%	16,515	-12%	340,485	4%	1,354

2Q2016	16,056		64,531		4,114		84,701		1,323
2Q2017	7,960	-50%	64,823	0%	3,672	-11%	76,455	-10%	1,214

1Q2017	12,224		62,914		3,665		78,803		1,271
2Q2017	7,960	-35%	64,823	3%	3,672	0%	76,455	-3%	1,214

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2014	631,265		123,048		153,613,174
2015	634,388	0%	140,668	14%	172,742,520	12%
2016	572,834	-10%	143,287	2%	155,439,227	-10%

2Q2016	140,461		35,355		36,768,094
2Q2017	91,879	-35%	30,805	-13%	53,378,165	45%

1Q2017	121,155		30,366		53,300,920
2Q2017	91,879	-24%	30,805	1%	53,378,165	0%

MARKET MAKING
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2014	344,741		15,668		12,025,822
2015	335,406	-3%	14,975	-4%	15,376,076	28%
2016	307,377	-8%	14,205	-5%	13,082,887	-15%

2Q2016	76,223		3,042		3,340,316
2Q2017	19,831	-74%	1,143	-62%	1,620,275	-51%

1Q2017	52,291		2,511		1,954,775
2Q2017	19,831	-62%	1,143	-54%	1,620,275	-17%

BROKERAGE TOTAL
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2014	286,524		107,380		141,587,352
2015	298,982	4%	125,693	17%	157,366,444	11%
2016	265,457	-11%	129,082	3%	142,356,340	-10%

2Q2016	64,238		32,313		33,427,778
2Q2017	72,048	12%	29,662	-8%	51,757,890	55%

1Q2017	68,864		27,855		51,346,145
2Q2017	72,048	5%	29,662	6%	51,757,890	1%

* Includes options on futures

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2014	225,662		106,074		137,153,132
2015	244,356	8%	124,206	17%	153,443,988	12%
2016	227,413	-7%	128,021	3%	138,523,932	-10%

2Q2016	53,951		32,037		32,491,500
2Q2017	62,342	16%	29,255	-9%	50,807,138	56%

1Q2017	60,366		27,528		50,397,970
2Q2017	62,342	3%	29,255	6%	50,807,138	1%

* Includes options on futures

BROKERAGE STATISTICS
(in 000's, except % and where noted)

Year over Year	2Q2017	2Q2016	% Change
Total Accounts	428	357	20%
Customer Equity (in billions)*	$104.8	$73.7	42%

Cleared DARTs	621	597	4%
Total Customer DARTs	669	648	3%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$4.00	$3.91	2%
DART per Avg. Account (Annualized)	372	428	-13%
Net Revenue per Avg. Account (Annualized)	$3,141	$3,256	-4%

Consecutive Quarters	2Q2017	1Q2017	% Change
Total Accounts	428	406	5%
Customer Equity (in billions)*	$104.8	$96.8	8%

Cleared DARTs	621	609	2%
Total Customer DARTs	669	657	2%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$4.00	$4.01	0%
DART per Avg. Account (Annualized)	372	385	-3%
Net Revenue per Avg. Account (Annualized)	$3,141	$3,157	-1%

* Excludes non-customers.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months		Six Months
		Ended June 30,		Ended June 30,
		2017	2016	2017	2016
		(in millions)

Electronic Brokerage	Net revenues	$334	$310	$648	$657
	Non-interest expenses	136	119	265	231

	Income before income taxes	$198	$191	$383	$426

	Pre-tax profit margin	59%	62%	59%	65%

Market Making	Net revenues	$23	$43	$31	$102
	Non-interest expenses	47	38	77	77

	Income (loss) before income taxes	$(24)	$5	$(46)	$25

	Pre-tax profit (loss) margin	-104%	12%	-148%	25%

Corporate (1)	Net revenues	$30	$16	$82	$99
	Non-interest expenses	-	(1)	2	-

	Income before income taxes	$30	$17	$80	$99

Total	Net revenues	$387	$369	$761	$858
	Non-interest expenses	183	156	344	308

	Income before income taxes	$204	$213	$417	$550

	Pre-tax profit margin	53%	58%	55%	64%

(1)   Corporate includes corporate related activities as well as inter-segment eliminations and gains and losses on positions held as part of our overall currency diversification strategy.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
	(in millions, except share and per share data)

Revenues:
Trading gains	$13	$34	$15	$86
Commissions	160	152	314	318
Interest income	206	144	383	289
Other income	59	57	135	201

Total revenues	438	387	847	894

Interest expense	51	18	86	36

Total net revenues	387	369	761	858

Non-interest expenses:
Execution and clearing	63	59	124	121
Employee compensation and benefits	66	58	128	116
Occupancy, depreciation and amortization	10	13	23	25
Communications	7	9	15	16
General and administrative	36	14	52	27
Customer bad debt	1	3	2	3

Total non-interest expenses	183	156	344	308

Income before income taxes	204	213	417	550

Income tax expense	17	13	35	40

Net income	187	200	382	510

Net income attributable to noncontrolling interests	164	173	335	450

Net income available for common stockholders	$23	$27	$47	$60

Earnings per share:
Basic	$0.33	$0.41	$0.68	$0.93
Diluted	$0.32	$0.40	$0.67	$0.91

Weighted average common shares outstanding:
Basic	69,087,853	64,967,364	68,539,526	64,476,421
Diluted	70,063,427	66,470,913	69,613,567	65,863,408

Comprehensive income:
Net income available for common stockholders	$23	$27	$47	$60
Other comprehensive income:
Cumulative translation adjustment, before income taxes	6	(3)	10	3
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	6	(3)	10	3
Comprehensive income available for common stockholders	$29	$24	$57	$63

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$164	$173	$335	$450
Other comprehensive income (loss) - cumulative translation adjustment	31	(16)	50	17
Comprehensive income attributable to noncontrolling interests	$195	$157	$385	$467

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

			June 30, 2017	December 31, 2016
			(in millions)

Assets
Cash and cash equivalents			$2,115	$1,925
Cash and securities - segregated for regulatory purposes			24,187	24,017
Securities borrowed			3,895	3,629
Securities purchased under agreements to resell			366	111
Financial instruments owned, at fair value			2,573	4,037
Receivables from customers, net of allowance for doubtful accounts			22,833	19,409
Receivables from brokers, dealers and clearing organizations			1,164	1,040
Other assets			464	505

Total assets			$57,597	$54,673

Liabilities and equity

Liabilities
Short-term borrowings			$9	$74
Securities loaned			3,632	4,293
Financial instruments sold but not yet purchased, at fair value			974	2,145
Other payables:
Customers			45,950	41,731
Brokers, dealers and clearing organizations			449	239
Other payables			392	371
			46,791	42,341

Total liabilities			51,406	48,853

Equity
Stockholders' equity			1,049	974
Noncontrolling interests			5,142	4,846
Total equity			6,191	5,820

Total liabilities and equity			$57,597	$54,673

	June 30, 2017		December 31, 2016
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	70,254,969	17.1%	67,989,967	16.6%
Noncontrolling interests (IBG Holdings LLC)	341,444,304	82.9%	341,444,304	83.4%

Total IBG LLC membership interests	411,699,273	100.0%	409,434,271	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
	(in millions, except share and per share data)

Comprehensive income available for common stockholders, net of tax	$29	$24	$57	$63

Comprehensive earnings per share:
Basic	$0.42	$0.36	$0.83	$0.97
Diluted	$0.41	$0.36	$0.81	$0.95

Weighted average common shares outstanding:
Basic	69,087,853	64,967,364	68,539,526	64,476,421
Diluted	70,063,427	66,470,913	69,613,567	65,863,408